Exhibit 99.2

First Community Corporation to Expand into Atlanta-Sandy Springs-Roswell, GA MSA with the Acquisition of Signature Bank of Georgia

Company Release – 07/14/2025 07:00

LEXINGTON, S.C. and SANDY SPRINGS, G.A., July 14, 2025   /PRNewswire/ -- First Community Corporation (NASDAQ: FCCO) (“First Community” or “FCCO”), the holding company of First Community Bank, and Signature Bank of Georgia (OTCPK: SGBG) (“Signature” or “SGBG”) jointly announced today the signing of a definitive merger agreement, under which First Community has agreed to acquire Signature in an all-stock transaction with a total current value of approximately $41.6 million, based on First Community’s closing price of $24.84 per share as of July 11, 2025. The transaction value at the time of the merger may change due to changes in the price of First Community stock.

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On a pro forma combined basis, the combined company is expected to have approximately $2.3 billion in total assets, $2.0 billion in total deposits, and $1.5 billion in total loans at closing.  The transaction will create a 23-office banking company with locations spanning the Midlands, Aiken, Upstate, and Piedmont Regions of South Carolina, the Augusta, Georgia area, and now the Atlanta-Sandy Springs-Roswell, Georgia MSA.  The merger agreement has been unanimously approved by the Board of Directors of each company.  Closing of the transaction, which is expected to occur early in the first quarter of 2026, is subject to customary conditions, including regulatory approval and approval by the shareholders of Signature and First Community.

“This partnership marks an exciting step forward as we expand into our next growth market, the dynamic and fast-growing Sandy Springs/Atlanta area,” said First Community President and CEO Michael C. “Mike” Crapps. “During our initial conversations, there was immediate mutual recognition of cultural alignment. Signature’s deep local relationships, talented leadership team, and specialized lending capabilities - especially in SBA - will significantly enhance our presence and service offerings across all of our combined markets. We’re proud to welcome Signature’s experienced team and look forward to building on their strong foundation together.”

“One of the most compelling aspects of this partnership is the opportunity to build upon Signature’s well-established and high-performing SBA lending platform,” said Ted Nissen, President and CEO of First Community Bank. “Signature’s team brings deep expertise and a strong track record in small business lending, which aligns perfectly with our strategic focus on supporting entrepreneurs, local businesses and professionals. Together, we’re well positioned to expand this line of business across our legacy footprint while also enhancing Signature’s existing franchise with our wealth management and residential mortgage lines of business.”

Per the merger agreement, Signature shareholders will have the right to receive 0.6410 shares of First Community common stock for each share of Signature common stock. The merger is expected to enhance First Community’s tangible common equity to tangible assets (TCE/TA) ratio by approximately 35 basis points, resulting in a pro forma ratio of 7.45%. It is projected to be accretive to First Community’s earnings per share by approximately 4.4% in 2026, the first year of combined operations. The transaction structure anticipates tangible book value dilution of approximately 2.6%, with an earnback period of 2.2 years. The internal rate of return on the deal is estimated at approximately 27.6%, reflecting the strong financial and strategic merits of the transaction.

In connection with the merger, Signature Chairman and CEO Freddie J. Deutsch will be appointed to the position of Regional Market President and Director of Specialty Business Lending of First Community Bank. Other key members of Signature’s leadership team will also continue with First Community Bank. In addition, two current Signature directors will be invited to join the Board of Directors of First Community.

“Our Board of Directors, executive team, and I are proud to support this strategic partnership with a company that brings strong capital resources and significant growth momentum,” said Mr. Deutsch. “This transaction provides meaningful value to our shareholders—including a cash dividend and increased liquidity—while positioning the combined company for long-term success. First Community’s leadership team has built a strong community bank over the last several decades and embodies similar cultural values as our own. We look forward to the partnership ahead.”

First Community was advised in the transaction by Hovde Group, LLC as financial advisor and Nelson Mullins Riley & Scarborough, LLP, as legal counsel.  Signature was advised by Olsen Palmer LLC as financial advisor, and Fenimore Kay Harrison LLP as legal counsel.

About First Community Corporation

First Community Corporation stock trades on The NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank is a full-service commercial bank offering deposit and loan products and services, residential mortgage lending and financial planning/investment advisory services for businesses and consumers. First Community serves customers in the Midlands, Aiken, Upstate and Piedmont Regions of South Carolina as well as Augusta, Georgia. For more information, visit www.firstcommunitysc.com.

About Signature Bank of Georgia

Established in 2005, Signature Bank of Georgia is the only locally owned and operated community bank headquartered in Sandy Springs, Georgia. The bank offers a full range of business and consumer products and loans in the metropolitan Atlanta area and is a preferred lender with the Small Business Administration. Signature Bank of Georgia is listed on the OTC – Pink Market under the symbol “SGBG.” For more information, visit www.signaturebankga.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this communication may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of First Community, First Community Bank, and Signature with respect to their planned bank-level merger, the strategic benefits and financial benefits of the merger, including the expected impact of the transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share, the impact on the tangible book value per share, the tangible book value earnback period and other operating and return metrics), and the timing of the closing of the transaction. Words such as “believes,” “expects,” “anticipates,” “approximately,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following:

•	the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction);
•	the failure to obtain FCCO shareholder approval, SGBG shareholder approval, or to satisfy any of the other conditions to the transaction on a timely basis or at all;
•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;
•	the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where FCCO and SGBG do business, or as a result of other unexpected factors or events;
•	the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;
•	the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
•	forward-looking estimates, including projected financial benefits and cost impacts, rely on assumptions that may differ from actual outcomes;
•	diversion of management’s attention from ongoing business operations and opportunities;
•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction;
•	the outcome of any legal proceedings that may be instituted against FCCO or SGBG;
•	the dilution caused by FCCO’s issuance of additional shares of its common stock in the transaction;

•	the integration of SGBG’s business and operations into FCCO and First Community Bank, which will include conversion of SGBG’s operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to SGBG’s or FCCO’s existing businesses; and
•	other factors that may affect future results of FCCO and SGBG, including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment, and deposit practices; changes in general economic conditions; the impact, extent, and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in FCCO’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning FCCO, SGBG or any person acting on their behalf is expressly qualified in their entirety by the cautionary statements above. Neither FCCO nor SGBG undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

ADDITIONAL INFORMATION ABOUT THE ACQUISITION AND WHERE TO FIND IT

FCCO intends to file with the SEC a registration statement on Form S-4 containing a joint proxy statement of FCCO and SGBG and a prospectus of FCCO, and FCCO will file other documents with respect to the proposed merger. A definitive joint proxy statement/prospectus will be mailed to shareholders of both FCCO and SGBG. Investors and shareholders of FCCO and SGBG are urged to read the entire joint proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and shareholders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (when available) and other documents filed with the SEC by FCCO through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by FCCO will be available free of charge on FCCO’s internet website or by contacting FCCO.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities law of such jurisdiction.

FCCO, SGBG, and each company’s respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SOURCE First Community Corporation